                                                                    EXHIBIT 23.3



                        CONSENT OF CHARTERED ACCOUNTANTS


We hereby consent to the use in this Registration Statement of Viasystems Group, Inc. on Form S-1 of our report dated December 20, 1996, relating to the consolidated statements of earnings, retained earnings, and changes in financial position of Circo Craft Co. Inc. for the nine-month period ended September 30, 1996, which appear in such Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Chartered Accountants


Montreal, Quebec
January 6, 2000